FIRST AMENDMENT TO THE

                      PRINCIPAL SPECIAL MARKETS FUND, INC.

                              MANAGEMENT AGREEMENT


The Management Agreement executed and entered into by and between Principal Special Markets Fund, Inc., a Maryland corporation, and Princor Management Corporation, an Iowa corporation, on the 22nd day of April, 1993, is hereby amended to including the following:

                      PRINCIPAL SPECIAL MARKETS FUNDS, INC.
                        MANAGEMENT AGREEMENT - APPENDIX A

                Portfolio                            Fees as a Percent of
                                                   Average Daily Net Assets

1. International Emerging Markets Portfolio                    1.15%

2. International Securities Portfolio                          0.90%

3. International SmallCap Portfolio                            1.00%

4. Mortgage-Backed Securities Portfolio                        0.45%


Executed this __1st___ day of ____November__, 1997

                                      Principal Special Markets Fund, Inc.



                                      by:_/s/ A. S. Filean________________

                                      Princor Management Corporation



                                      by:__/s/ S. L. Jones________________